UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2022

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 17, 2022, Packaging Corporation of America held its 2022 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a)    Election of Directors. Voting results are summarized as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Vote

Cheryl K. Beebe	76,732,159	4,459,888	27,797	3,744,685
Duane C. Farrington	80,956,306	233,529	30,009	3,744,685
Donna A. Harman	80,942,339	250,188	27,317	3,744,685
Mark W. Kowlzan	74,034,646	6,805,620	379,578	3,744,685
Robert C. Lyons	80,729,157	459,644	31,043	3,744,685
Thomas P. Maurer	81,025,968	163,013	30,863	3,744,685
Samuel M. Mencoff	75,548,721	5,642,106	29,017	3,744,685
Roger B. Porter	70,161,522	9,684,541	1,373,781	3,744,685
Thomas S. Souleles	77,758,987	3,430,426	30,431	3,744,685
Paul T. Stecko	78,749,516	2,437,484	32,844	3,744,685

(b)    Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of KPMG LLP as PCA’s independent registered public accounting firm was ratified by the following vote: 84,440,114 votes for, 489,360 votes against, 35,055 abstentions.

(c)    Approval of PCA’s Executive Compensation. 74,716,386 votes for, 5,332,200 votes against, 1,171,258 abstentions and 3,744,685 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel & Secretary

Date: May 20, 2022